UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020 (July 12, 2020)

Benefytt Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3450 Buschwood Park Dr., Suite 200 Tampa, Florida	33618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 397-1187

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	BFYT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed on July 13, 2020 (the “Original Form 8-K”) amends the Original Form 8-K solely to add Item 3.02 and the disclosure below to the Original Form 8-K. No other changes have been made to the Original Form 8-K. This amendment should be read in conjunction with the Original Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of the Original Form 8-K is incorporated herein by reference. The Founder Exchange and Tender will result in the issuance and sale of an aggregate of 687,667 Class A Shares (the “Issued Shares”) by the Company to the Series B Members for no consideration.  The issuance and sale of the Issued Shares is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Benefytt Technologies, Inc.
Dated: July 15, 2020
	By:	/s/ Erik M. Helding
Name: Erik M. Helding
Title: Chief Financial Officer, Secretary and Treasurer